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                                           For Filing Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 33-60827

             AMENDED PRICING SUPPLEMENT NO. 5 DATED MARCH 23, 1998 (To Prospectus dated February 20, 1996 and Prospectus
                        Supplement dated June 11, 1996)

                       AMERICAN INTERNATIONAL GROUP, INC.

                          MEDIUM-TERM NOTES, SERIES E

                                                    INTEREST RATE
              RANGE OF MATURITIES                     PER ANNUM
              -------------------                   -------------
                    2 years                              5.75%


The Series E Notes to which this Pricing Supplement relates will bear interest at the rate specified above and will be Fixed Rate Notes. Morgan Stanley & Co. Incorporated has purchased the Notes as principal in this transaction, at a discount of .029%, for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Morgan Stanley & Co. Incorporated.